Exhibit 10.14
125 SUMMER STREET
Boston, MA
Second Amendment to Lease
Klaviyo, Inc.
THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made as of June 30, 2022 (the “Effective Date”) by and between OPG 125 SUMMER OWNER (DE) LLC, a Delaware limited liability company (“Landlord”), and KLAVIYO, INC., a Delaware corporation (“Tenant”).
Background
A.    Pursuant to the provisions of that certain Lease dated as of August 9, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of August 7, 2020 (the “First Amendment”) (collectively, the “Existing Lease”), Landlord leases to Tenant and Tenant leases from Landlord, those certain premises containing 159,860 square feet in the aggregate, located on the 5th, 6th, 7th, 8th, 9th, 10th and 11th floors of the building located at 125 Summer Street Boston, MA 02110 (the “Building”) as set forth in the Original Lease (the “Premises”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Existing Lease. The Existing Lease, as amended hereby, is hereinafter referred to as the “Lease.”
B.    Landlord and Tenant have agreed to extend the time period for requisition of the Allowances.
C.    Landlord and Tenant desire to enter into this Second Amendment to provide for the foregoing, all in accordance with the terms and conditions set forth herein.
Agreement
NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Existing Lease as follows:
1.Time Period for Requisition of Allowances. Notwithstanding anything to the contrary in the Existing Lease, Landlord and Tenant hereby agree that Tenant shall have until August 31, 2022 to requisition any of the Allowances. Accordingly, effective as of the Effective Date, Paragraph C.4 of the Work Letter attached as Exhibit C to the Original Lease is hereby amended by deleting the last sentence of the second grammatical paragraph thereof and replacing it with the following: “Tenant shall not be entitled to any unused portion of any of the Allowances that is not requisitioned on or before August 31, 2022.”
2.Lender Consent. Within thirty (30) days of the Effective Date, Landlord shall obtain from Midland National Life Insurance Company, the existing Mortgagee, its consent to this Second Amendment.

3.Miscellaneous.
(a)Brokerage. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker or agent in connection with the procurement of this Second Amendment. Each party covenants to pay, hold harmless, and indemnify the other from and against any and all cost, expense, or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Second Amendment or the negotiation thereof arising from its breach of the foregoing warranty.
(b)General. The submission of this Second Amendment to Tenant or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease any space, and no legal obligations shall arise with respect to the Premises hereunder or other matters herein unless and until such time as this Second Amendment is executed and delivered by Landlord and Tenant. This Second Amendment may be executed in one or more counterparts and, when executed by each party, shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Second Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Second Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.
(c)Entire Amendment. This Second Amendment contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.
(d)Binding Amendment. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
(e)Governing Law. This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.
(f)Authority. Landlord and Tenant each warrants to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all of the terms and provisions of this Second Amendment.
(g)Ratification. Except as expressly modified by this Second Amendment, the Lease is hereby confirmed and shall remain in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Second Amendment as a sealed Massachusetts instrument as of the Effective Date set forth above.
LANDLORD:
OPG 125 SUMMER OWNER (DE) LLC,
a Delaware limited liability company
By: /s/ Brian Barriero
Name: Brian Barriero
Title: Vice President
By: /s/ Kristen Binck
Name: Kristen Binck
Title: Vice President
TENANT:
KLAVIYO, INC.,
a Delaware corporation
By: /s/ Brian Fisher
Name: Brian Fisher
Title: Vice President, Finance

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